Exhibit 99.1

Structure Therapeutics Reports Fourth Quarter and Full Year 2022 Financial Results and Recent Highlights

Completed dosing of Phase 1b study of oral GLP-1 agonist GSBR-1290

Topline data from Phase 1b and Phase 2a studies of GSBR-1290 expected in 2H 2023

Completed $185.3 million upsized initial public offering

SAN FRANCISCO and SHANGHAI – March 30, 2023 – Structure Therapeutics Inc. (NASDAQ: GPCR), a clinical-stage global biopharmaceutical company developing novel oral small molecule therapeutics for metabolic and pulmonary diseases, today reported financial results for the fourth quarter and year ended December 31, 2022, and highlighted recent corporate achievements.

“The successful completion of our IPO in February 2023 strengthens our financial position to advance GSBR-1290 and carry out our mission to provide oral small molecule medicines to patients with high unmet medical needs,” said Raymond Stevens, Ph.D., CEO of Structure Therapeutics. “Type 2 diabetes and obesity continue to grow rapidly worldwide and is a serious issue for all. We have completed dosing of GSBR-1290 in healthy overweight volunteers in our Phase 1b clinical study and look forward to now moving into T2DM and obesity patients in our Phase 2a study.”

Recent Highlights

Completed dosing of GSBR-1290 in healthy overweight volunteers in Phase 1b clinical study. GSBR-1290 is an orally-available, small molecule agonist of the GLP-1 receptor, which is a validated drug target for the treatment of type 2 diabetes (“T2DM”) and obesity. The Phase 1b study is designed to evaluate GSBR-1290 in multiple ascending doses to generate safety, pharmacokinetic and tolerability data. The Company plans to submit a protocol amendment to the U.S. Food and Drug Administration to transition to a Phase 2a proof-of-concept study in T2DM and obesity. Topline data from the Phase 1b and Phase 2a studies are expected in the second half of 2023.

Completed $185.3 million upsized initial public offering. Structure Therapeutics closed its initial public offering of 12,351,000 American depositary shares (“ADSs”), each representing three ordinary shares, including the exercise in full by the underwriters of their option to purchase up to 1,611,000 additional ADSs, at a public offering price of $15.00 per ADS. The aggregate net proceeds were approximately $166.7 million after deducting underwriting discounts and other estimated offering expenses, bringing total cash, cash equivalents and short-term investments to $249.4 million as of February 28, 2023.

Fourth Quarter and Full Year 2022 Financial Highlights

Cash Position: Cash, cash equivalents and marketable securities totaled $90.8 million at December 31, 2022. The Company expects its current cash, cash equivalents and short-term investments to fund operations through expected key clinical milestones through the end of 2025.

R&D Expenses: Research and development expenses were $8.4 million and $36.2 million for the fourth quarter and year ended December 31, 2022, respectively, as compared to $9.9 million and $29.1 million for the same periods in 2021. The increase during the year was primarily due to the advancement of the Company’s GLP-1R franchise and other research programs, and increases related to personnel expenses due to an increase in headcount and stock-based compensation expense.

G&A Expenses: General and administrative expenses were $4.6 million and $16.4 million for the fourth quarter and year ended December 31, 2022, respectively, as compared to $3.4 million and $8.6 million for the same periods in 2021. The increase during the year was primarily due to an increase in personnel costs related to increased headcount and stock-based compensation expense and an increase in professional service fees and other costs associated with preparing to become a publicly-traded company.

Net Loss: Net loss totaled $11.9 million for the fourth quarter of 2022 with non-cash stock-based compensation expense of $0.6 million, compared to $13.4 million for the fourth quarter of 2021 with non-cash stock-based compensation expense of $0.9 million. Net loss was $51.3 million for the year ended December 31, 2022, with non-cash stock-based compensation expense of $2.5 million, compared to $38.0 million for the year ended December 31, 2021, with non-cash stock-based compensation expense of $1.5 million.

About Structure Therapeutics

Structure Therapeutics is a leading clinical-stage biopharmaceutical company focused on discovering and developing innovative oral treatments for chronic metabolic and pulmonary conditions with significant unmet medical needs. Utilizing its next generation structure-based drug discovery platform, the company has established a scientifically-driven, GPCR-targeted pipeline, featuring two wholly-owned proprietary clinical-stage small molecule compounds designed to surpass the limitations of traditional biologic and peptide therapies and be accessible to more patients around the world. For additional information, please visit www.structuretx.com.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, without limitation, statements concerning the Company’s future plans and prospects, the Company’s anticipated cash runway, any expectations regarding the safety or efficacy of GSBR-1290 and other candidates under development, the ability of GSBR-1290 to treat type 2 diabetes, obesity or related indications, plans with respect to regulatory submissions, the planned timing of the Company’s clinical trials, data results and continued development of GSBR-1290 and expectations regarding an oral development candidate targeting GLP-1R. In addition, when or if used in this press release, the words “may,” “could,” “should,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict” and similar expressions and their variants, as they relate to the Company may identify forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Although the Company believes the expectations reflected in such forward-looking statements are reasonable, the Company can give no assurance that such expectations will prove to be correct. Readers are cautioned that actual results, levels of activity, safety, performance or events and circumstances could differ materially from those expressed or implied in the Company’s forward-looking statements due to a variety of risks and uncertainties, which include, without limitation, risks and uncertainties related to the Company’s ability to advance GSBR-1290, LTSE-2578, ANPA-0073 and its other therapeutic candidates, obtain regulatory approval of and ultimately commercialize the Company’s therapeutic candidates, the timing and results of preclinical and clinical trials, the Company’s ability to fund development activities and achieve development goals, the continuing impact of the COVID-19 pandemic on the Company’s business, its ability to protect its intellectual property and other risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission (“SEC”), including the Company’s prospectus filed with the SEC pursuant to Rule424(b)(4) on February 6, 2023, and future reports the Company may file with the SEC from time to time. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

STRUCTURE THERAPEUTICS, INC.

Condensed Consolidated Statements of Operations

(unaudited)

(In thousands, except per share amounts)

	YEAR ENDED
	DECEMBER 31,
	2022	2021
Operating expenses:
Research and development	$36,193	$29,111
General and administrative	16,368	8,585
Total operating expenses	52,561	37,696
Loss from operations	(52,561)	(37,696)
Interest and other income (expense), net	1,257	(122)
Loss before provision for income taxes	(51,304)	(37,818)
Provision for income taxes	17	231
Net loss	(51,321)	(38,049)
Less: Accretion of redeemable convertible preferred shares to their redemption value	(1,515)	(3,757)
Less: Excess of the fair value of the consideration paid over the carrying value of redeemable noncontrolling interest	—	(1,959)
Net loss attributable to ordinary shareholders	$(52,836)	$(43,765)
Net loss per share attributable to ordinary shareholders, basic and diluted	$(5.51)	$(5.38)
Weighted-average ordinary shares used in computing net loss per share attributable to ordinary shareholders, basic and diluted	9,584	8,141

STRUCTURE THERAPEUTICS, INC.

Condensed Consolidated Balance Sheet Data

(unaudited)

(In thousands)

	DECEMBER 31,
	2022	2021
Assets
Current assets:
Cash, cash equivalents and short-term investments	$90,841	$107,307
Prepaid expenses and other current assets	2,248	1,943
Total current assets	93,089	109,250
Property and equipment, net	1,031	1,185
Operating right-of-use assets	262	609
Other non-current assets	3,463	111
Total assets	$97,845	$111,155
Liabilities, redeemable convertible preferred shares and shareholders’ deficit
Current liabilities:
Accounts payable	$6,009	$3,484
Accrued expenses and other current liabilities	6,741	4,825
Operating lease liabilities, current portion	260	349
Total current liabilities	13,010	8,658
Operating lease liabilities, net of current portion	—	272
Total liabilities	13,010	8,930
Redeemable convertible preferred shares issuable in series	199,975	166,960
Total shareholders’ deficit	(115,140)	(64,735)
Total liabilities, redeemable convertible preferred shares and shareholders’ deficit	$97,845	$111,155

Contacts:

Investors:

Jun Yoon, Chief Financial Officer

Structure Therapeutics Inc.

ir@structuretx.com

Media:

Dan Budwick

1AB

Dan@1abmedia.com